Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the reverse-merger and recapitalization pursuant to the Share Exchange Agreement and the adjustments described in the notes to the unaudited pro forma combined financial statements. IZEA, Inc. is the acquirer for financial reporting purposes and Rapid Holdings, Inc. is the acquired company. The pro forma information is based upon the historical audited financial statements of Rapid Holdings, Inc. for the period from inception (March 22, 2010) through May 31, 2010 and IZEA, Inc for the year ended December 31, 2010 and the historical unaudited financial statements of Rapid Holdings, Inc. for the three months ended February 28, 2011 and IZEA, Inc. for the three months ended March 31, 2011. The adjustments to the unaudited pro forma financial statements have been made solely for purposes of developing such pro forma information.

RAPID HOLDINGS, INC
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	Rapid Holdings, Inc	IZEA, Inc.		Pro Forma
	February 28, 2011	March 31, 2011	Notes	Adjustments	Pro Forma

Assets

Current:
Cash and cash equivalents	$8,574	$749,254	(6)	$3,102,500	$2,670,328
			(7)	$(1,190,000)
Accounts receivable	-	393,429		-	393,429
Other receivables	-	1,000		-	1,000
Prepaid expenses	-	75,037	(7)	1,355,000	1,430,037

Total current assets	8,574	1,218,720		3,267,500	4,494,794

Property and equipment, net	-	131,071		-	131,071

Other assets:
Loan costs	-	2,846		-	2,846
Security deposits	-	8,340		-	8,340
					-
	$8,574	$1,360,977		$3,267,500	$4,637,051

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$-	$596,390		$-	$596,390
Related party payable	-	9,167		-	9,167
Accrued expenses	2,000	122,273		-	124,273
Unearned revenue	-	1,080,021		-	1,080,021
Current portion of notes payable	-	269,164		-	269,164
					-
Total current liabilities	2,000	2,077,015		-	2,079,015
					-
Notes payable, less current portion	-	5,416		-	5,416
Deferred rent	-	9,220		-	9,220
					-
Total liabilities	2,000	2,091,651		-	2,093,651

Stockholders’ equity (deficit)
Preferred Stock	-	1,380	(3)	(1,380)	-
Common Stock	282	100	(1)	4,024	3,847
			(2)	(3056)
			(3)	(100)
			(4)	2,250
			(6)	297
			(7)	50
Additional paid-in capital	40,743	14,074,956	(1)	(4,024)	17,346,963
			(2)	3,056
			(3)	1,480
			(4)	(2,250)
			(5)	(34,151)
			(6)	3,102,203
			(7)	164,950
Accumulated deficit	(34,451)	(14,807,110)	(5)	34,151	(14,807,410)
					-
Total stockholders’ equity (deficit)	6,574	(730,674)		3,267,500	2,543,400
					-
	$8,574	$1,360,977		$3,267,500	$4,637,051

RAPID HOLDINGS, INC
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Rapid Holdings	IZEA, Inc.
	Three Months Ended February 28, 2011	Three Months Ended March 31, 2011	Notes	Pro Forma Adjustments	Pro Forma

Revenue	$-	$922,778		$-	$922,778

Cost of sales	-	441,535		-	441,535

Gross profit	-	481,243		-	481,243

Operating expenses:
General and administrative	1,410	856,649		-	858,059
Sales and marketing	-	197,522		-	197,522
Licenses and subscriptions	-	75,062		-	75,062

Total operating expenses	1,410	1,129,233		-	1,130,643

Loss from operations	(1,410)	(647,990)		-	(649,400)

Other income (expense):
Interest income	-	27		-	27
Interest expense	-	(6,955)		-	(6,955)
Other income (expense), net	-	-		-	-

Total other income (expense)	-	(6,928)		-	(6,928)

Net loss	$(1,410)	$(654,918)		$-	$(656,328)

Notes to Unaudited Pro Forma Combined Financial Statements
(1)	Issuance of 40,244,337 common shares to Rapid Holdings, Inc. shareholders on May 11, 2011 pursuant to a 15.28117-for-one forward split of outstanding common stock
(2)	Cancellation of 30,562,337 shares of common stock held by Rapid Holdings, Inc. shareholders on May 12, 2011 pursuant to the Conveyance Agreement and Stock Purchase Agreement
(3)	Elimination of common and preferred stock of Izea, Inc. pursuant to Share Exchange Agreement
(4)	Issuance of 22,500,000 shares of common stock to Izea shareholders pursuant to Share Exchange Agreement
(5)	Elimination of accumulated deficit of Rapid Holdings, Inc. related to reverse merger and recapitalization pursuant to Share Exchange Agreement
(6)	Sale of 230 shares of Series A preferred stock and 2,969,694 shares of common stock for net proceeds of 3,102,500 on
May 24 and May 26, 2011 pursuant to subscription agreements, including exchange of $500,000 of Bridge Notes (originally issued on May 11, 2011)
(7)	Prepayment of $1,190,000 in cash and 500,000 shares of common stock valued at $165,000 pursuant to an Investor Relations Consulting Agreement entered into on May 24, 2011